EXHIBIT 10.4

Summary of Proposed Employment Agreement with Joe M. Allbaugh

On September 9, 2006, our board of directors approved the financial terms of a proposed employment agreement with Mr. Joe M. Allbaugh, one of our directors, to serve as President of Ecosphere Systems, Inc. (“ESI”), our water filtration subsidiary and appointed Mr. Allbaugh to the board of directors of ESI. As of September 9, 2006, the board of directors of ESI, by unanimous consent, appointed Mr. Allbaugh President of ESI, and approved the terms of the proposed employment agreement.

The key terms of the proposed employment agreement are:

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A term of two years with an option by us to extend for a third year;

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An annual salary of $360,000;

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An 8% commission from all revenue received by Ecosphere Technologies, Inc. (the “Company”) or ESI from all parties introduced to the Company or ESI by Mr. Allbaugh, such revenue to be paid as collected;

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A grant of 500,000 non-qualified five-year vested options exercisable at fair market value at the time of grant for Company common stock for each $10,000,000  of sales received by the Company or ESI from introductions made by Mr. Allbaugh;

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A 4% commission from all consideration received upon the sale of all or any portion of the Company or ESI as a result of introductions made by Mr. Allbaugh;

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A grant of 500,000 non-qualified five-year vested options exercisable at fair market value at the time of grant for Company common stock for each $10,000,000 of consideration received upon the sale of all or any portion of the Company or ESI as a result of introductions made by Mr. Allbaugh; and

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A grant of 20% of ESI’s outstanding common stock. The shares are not vested, subject to a substantial risk of forfeiture and not entitled to receive any dividends, whether in cash or assets of other entities, prior to vesting. At such time during the term of the employment agreement as ESI is able to sell 25% of its equity for at least $10,000,000, the shares shall vest and shall be equal to 20% of outstanding shares after such sale.